UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

As disclosed in Avista Corporation's (the Company) Form 10-Q for the quarter ended September 30, 2023, in September 2020 a severe windstorm in eastern Washington and northern Idaho resulted in the start of the Babb Road fire. Eleven lawsuits have been filed naming the Company as a defendant in connection with the fire. Asplundh Tree Company and CNUC Utility Consulting, which both perform vegetation management services as independent contractors to the Company, are also named as defendants in each of the lawsuits. The lawsuits include six subrogation actions filed by insurance companies seeking to recover approximately $23 million purportedly paid to insureds to date; four actions on behalf of individual plaintiffs seeking unspecified damages; and a class action lawsuit seeking unspecified damages. All proceedings were consolidated for discovery and pre-trial proceedings under the lead action Blakeley et al. v. Avista Corporation et al. All proceedings variously asserted causes of action for negligence, private nuisance, trespass and inverse condemnation (a theory of strict liability).

On November 29, 2023, all parties to the Blakeley et al. v. Avista Corporation et. al. consolidated cases agreed to a stipulated order, which was presented to and entered by the Superior Court of Spokane County, Washington on December 1, 2023.

The order consolidates the Babb Road fire cases for trial (in addition to discovery and pre-trial proceedings) and bifurcates the trial into liability and damages phases, such that the initial trial in the case will focus solely on whether the defendants are legally responsible for the Babb Road Fire.

In addition, the order memorializes the plaintiffs' agreement to voluntarily dismiss all claims asserting inverse condemnation as a theory of liability without prejudice. The parties agreed to a preliminary mediation no later than 60 days prior to the liability trial, and, if the jury returns a verdict in the plaintiffs' favor in the liability trial, a second mediation within 90 days following the verdict focusing on damages. Finally, the plaintiffs agreed to complete a damages questionnaire identifying all claimed damages being sought in connection with the litigation.

The Company will vigorously defend itself in the legal proceedings; however at this time the Company is unable to predict the likelihood of an adverse outcome or estimate a range of potential loss in the event of such an outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avista Corporation
(Registrant)

Date:	December 1, 2023	By:	/s/ Gregory C. Hesler
Gregory C. Hesler
Senior Vice President, General Counsel, Corporate Secretary and Chief Ethics/Compliance Officer